Exhibit 99.3

CHINDATA GROUP HOLDINGS LIMITED                                                                                               By Email

No. 47, Laiguangying East Road

Chaoyang District, Beijing, 100012

The People’s Republic of China

SENDER’S REF                            RECIPIENT’S REF                            DATE                           PAGE

YST/348413/00001                                                                                      8 September 2020        1/3

Dear Sirs,

LEGAL OPINION ON MALAYSIAN LAW –

IN CONNECTION WITH PROPOSED OFFERING AND LISTING OF AMERICAN DEPOSITORY SHARES OF CHINDATA GROUP HOLDINGS LIMITED (“COMPANY”) ON THE NASDAQ STOCK MARKET (“NASDAQ”)

1.  Introduction

1.1  We are advocates and solicitors admitted to the High Court of Malaya and are qualified Malaysian law practitioners. We have been asked to issue this legal opinion (“Opinion”) in our capacity as Malaysian legal advisers to the Company, a company incorporated under the laws of the Cayman Islands, in relation to the proposed initial public offering (“Offering”) of the American Depository Shares (“ADSs”) of the Company and the proposed listing of the ADSs on the NASDAQ (“Listing”).

1.2  This Opinion is given to the Company solely for its benefit in connection with (i) the Offering, as further described in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, in relation to the Offering, and (ii) the Listing.

2.  Scope of Opinion

2.1  This Opinion relates only to the laws of general application in Malaysia as at the date hereof, and is given on the basis that the Opinion will be governed by and construed in accordance with the laws and regulations of Malaysia.

2.2  We have made no investigation of, and do not express or imply any views on, the laws of any country other than Malaysia or on matters which do not relate to legal matters in Malaysia.

CONSULTANT

G.A. David Dass

PARTNERS

Lee Hock Chye

Christopher Lee

John Mathew

Jainil Bhandari

Yon See Ting

Fiona Sequerah

Lim Wee Hann

Yau Yee Ming

Lim Hui Ming

Kuok Yew Chen

Deepak Pillai

Sri Sarguna Raj

Por Chuei Ying

Shemane Chan

        Ngai Fung

Avinash Pradhan

Ng Sey Ming

Intan Haryati

Ng Kim Poh

Steven Cheok

        Hou Cher

Valerie Ngooi

        Ming Hui

Rubini Murugesan

Han Li Meng

Heng Yee Keat

Kelvin Kho

        Hui Khiang

Chia Lee Fong

Clive Navin

        Selvapandian

Niak Hiong Keong

Chor Jack

Tracy Wong

Carol Lim

        Yen Ling

Anissa Maria Anis

Goh Yau Jun

Nereen Kaur Veriah

Ooi Ju-Lien

Jane Guan

        Shu Pei

Yong Shih Han

Tan Yi Li

Evelyn Ch’ng

        Huey Ching

CHRISTOPHER & LEE ONG

Level 22, Axiata Tower, No. 9 Jalan Stesen Sentral 5, Kuala Lumpur Sentral, 50470 Kuala Lumpur, Malaysia T +603 2273 1919 F +603 2273 8310

www.christopherleeong.com | www.rajahtannasia.com

MEMBER OF RAJAH & TANN ASIA NETWORK

CAMBODIA | CHINA | INDONESIA | LAO PDR | MALAYSIA | MYANMAR | PHILIPPINES | SINGAPORE | THAILAND | VIETNAM

2.3  Without prejudice to the foregoing:

(a)   we express no opinion (i) on any taxation laws of any jurisdiction (ii) with regard to the effect of any systems of law (other than Malaysian law) even in cases where, under Malaysian law, any foreign law should be applied, and we therefore assume that any applicable law (other than Malaysian law) would not affect or qualify the opinions as set out below, and (iii) on matters of fact or commercial matters; and

(b)   this Opinion speaks as of the date hereof, no obligation is assumed to update this Opinion or to inform any person of any changes of law or other matters (including matters of fact) coming to our knowledge and occurring after this date, which may, affect this Opinion in any respect.

3.  Opinion

Based on the foregoing and subject to the qualifications herein, we are of the opinion that:

All statements set forth in the Registration Statement under the captions ‘Enforceability of Civil Liabilities’ and ‘Regulations’ in each case insofar as such statements describe or summarize Malaysian laws or proceedings referred to therein, are true and accurate in all material respects, and fairly present and summarize in all material respects the Malaysian laws or proceedings referred to therein, and nothing has been omitted from such statements which would make the same misleading in any material respects. The disclosures containing our opinions in the Registration Statement under the captions ‘Enforceability of Civil Liabilities’ and ‘Regulations’ constitute our opinions.

4.  Qualifications

Our Opinion is subject to the following qualifications:

(a)   we have relied on the truth, accuracy and completeness of factual statements or representations provided to us by any director, officer or other representative of Bridge Data Centres Malaysia Holdings Sdn. Bhd. and Bridge Data Centres Malaysia Sdn. Bhd. (collectively, the “Malaysian Subsidiaries”) and the Company (including their advisers and service providers), whether or not in writing, in respect of matters concerning the Company and the Malaysian Subsidiaries; and

(b)   this Opinion is limited strictly to the matters stated herein and does not apply by implication to any other matters.

5.   This Opinion is addressed to the Company solely for its own benefit and only in connection with the Offering and this Opinion is not to be:

(a)   relied upon by any other person or used for any purpose other than as contemplated in paragraph 7 below; and

(b)   disclosed to any person (other than the affiliates and legal advisors of the Company) or quoted or referred to in any public document or filed with any government or regulatory agency or stock or other exchange or any other person without our express prior written consent other than as contemplated in paragraph 7 below.

6.   For the avoidance of doubt, this Opinion is not to be relied upon by, nor do we accept any liability to anyone, other than the Company (even though the Company may have provided a copy of our Opinion to another person with our prior written consent). To the extent permitted by applicable law and regulation, the Company may rely on this Opinion only on condition that our maximum aggregate liability under or in respect of the matters addressed in this Opinion is limited to our total net fees in connection with the Listing.

7.   We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement.

Yours faithfully,

Christopher & Lee Ong

Partner

Yon See Ting

T +603-227 31919

F +603-227 38310

E see.ting.yon@christopherleeong.com

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